                           SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement      [  ]  Confidential, For use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2)
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUCOM SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              [COMPUCOM GRAPHIC]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, MAY 14, 1998


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CompuCom Systems, Inc. (the "Company") will be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103 on Thursday, May 14, 1998, at 2:00 p.m., local time, for the following purposes:

     1.   To elect ten directors;

     2. To consider and vote on a proposal to adopt an Employee Stock Purchase Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has established the close of business on March 31, 1998, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to mark, sign, date, and mail the enclosed form of Proxy promptly so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. No postage is required if mailed in the United States. You may revoke your Proxy at any time prior to the effective exercise thereof as set forth in the Proxy Statement.

                                    By order of the Board of Directors,



                                     /s/ James A. Ounsworth
                                    JAMES A. OUNSWORTH
                                    Secretary


7171 Forest Lane
Dallas, TX 75230
April 7, 1998

                            COMPUCOM SYSTEMS, INC.
                               7171 Forest Lane
                               DALLAS, TX 75230

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of CompuCom Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 14, 1998 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to stockholders on or about April 7, 1998.

VOTING SECURITIES

     Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), and Series B Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series B Stock"), of the Company of record at the close of business on March 31, 1998 (the "Record Date") (cumulatively, the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 46,147,320 shares of Common Stock and 1,500,000 shares of Series B Stock outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the stockholders or, if no instructions are given, to vote as recommended by the Board. Each stockholder has one vote per Share on all business of the Annual Meeting, except that in the election of directors each share of Series B Stock has the right to cast five votes for each share of Common Stock into which such Series B Stock could then be converted. Each share of Series B Stock is convertible into 1.477104 shares of Common Stock.

     The ten nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. Approval of the proposal to adopt the Employee Stock Purchase Plan (the "Plan") requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting in person or by proxy. A majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

REVOCABILITY OF PROXY

     Execution of the enclosed Proxy will not affect a stockholder's right to
attend the Annual Meeting and vote in person.   A stockholder, in exercising his
or her right to vote in person at the Annual Meeting, effectively revokes all
previously executed Proxies.   In addition, the Proxy is revocable at any time
prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

PERSONS MAKING THE SOLICITATION

     The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Board of Directors, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the

Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Board of Directors in person or by telephone.

STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1999 must notify the Company of the proposal no later than December 8, 1998.


       SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, and the number of shares of Common Stock owned beneficially by each director and nominee for director, by each named executive officer, and by all executive officers and directors as a group. In addition to the information regarding the Company's Common Stock listed below, on the Record Date, there were 1,500,000 shares of Series B Stock issued and outstanding. All of such Series B Stock is owned of record by Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), and consequently is beneficially owned by Safeguard.

                                               NUMBER OF  SHARES   PERCENT OF
                                                   Owned (1)         CLASS
                                               ------------------  -----------
Safeguard Scientifics, Inc.
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA  19087/(2)/.....................         25,636,838         55.6%
Charles A. Root/(3)/.........................             50,000            *
Edward R. Anderson/(4)/......................          1,030,000          2.2%
Daniel F. Brown/(4)/.........................            725,595          1.6%
Donald R. Caldwell/(5)/......................             17,750            *
Michael J. Emmi/(4)/.........................             13,000            *
Richard F. Ford/(4)/.........................             23,000            *
Delbert W. Johnson/(4)/......................             11,500            *
John D. Loewenberg/(4)/......................             23,875            *
John C. Maxwell, III.........................                  0            *
Warren V. Musser/(6)/........................            383,583            *
Edward N. Patrone/(4)/.......................             13,000            *
William Barry/(4)/...........................             80,756            *
M. Lazane Smith/(4)/.........................             42,833            *
Executive officers and directors as a group
  (13 persons)/(7)/..........................          2,414,892          5.1%
---------
*    Less than 1%.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares shown (except for shares held jointly with spouse).

(2) Safeguard Delaware, a wholly owned subsidiary of Safeguard, is the record owner of 22,087,848 shares of Common Stock and 1,500,000 shares of Series B Stock, which are presently convertible into 2,215,657 shares of Common Stock. CompuShop Incorporated, a wholly owned subsidiary of Safeguard Delaware, is the record owner of 1,333,333 shares of Common Stock. Consequently, such shares are beneficially owned by Safeguard, which is the parent of the Company by virtue of its share ownership on the Record Date. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit.

(3)  Represents shares held by Mr. Root's spouse.

(4) Includes for Messrs. Anderson, Barry, Brown, Emmi, Ford, Johnson, Loewenberg, Patrone and Ms. Smith 680,000 shares, 72,000 shares, 392,858 shares, 13,000 shares, 3,000 shares, 5,000 shares, 14,500 shares, 13,000 shares, and 36,000 shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable within 60 days of the Record Date.

(5) Includes 100 shares held by Mr. Caldwell's spouse, 1,500 shares held in a trust for the benefit of his spouse and 1,150 shares held in custodial accounts for Mr. Caldwell's children.

(6) Includes 25,564 shares held by a charitable foundation of which Mr. Musser is an officer and director. Excludes 25,636,838 shares beneficially owned by Safeguard, for which Mr. Musser serves as Chairman of the Board and Chief Executive Officer. Mr. Musser disclaims beneficial ownership of the shares beneficially owned by the charitable foundation and by Safeguard.

(7) Includes 1,229,358 shares that may be acquired upon exercise of stock options that are currently exercisable or that will become exercisable within 60 days of the Record Date.

     As of the Record Date, Mr. Musser beneficially owned approximately 9.8% of the outstanding common stock of Safeguard. All officers and directors of the Company as a group, other than Mr. Musser, owned less than 1% of Safeguard's outstanding common stock. As of the Record Date, ClientLink, Inc. was a majority owned subsidiary of the Company. Executive officers and directors of the Company beneficially owned as of such date the following shares of ClientLink, Inc. common stock: Mr. Anderson, 47,100 shares, (4,710 of which may be acquired pursuant to currently exercisable stock options), .0088%; Mr. Brown, 28,260 shares, .0053%; Mr. Barry, 4,710 shares, .000883%; Ms. Smith, 4,710 shares, .000883%; and officers and directors as a group, 84,780 shares (4,710 of which may be acquired pursuant to currently exercisable stock options), .0158%.


                            I.  ELECTION OF DIRECTORS

     It is intended that the persons named as proxies for the Annual Meeting will vote in favor of the election of the following ten nominees as directors of the Company to hold office until the Annual Meeting of Stockholders in 1999 and until their successors are elected and have qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE SLATE OF NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES RECEIVED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.
THE TEN NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

                                                                       HAS BEEN
                           PRINCIPAL OCCUPATION AND BUSINESS          A DIRECTOR
Name                       EXPERIENCE DURING LAST FIVE YEARS            SINCE     AGE
--------------------  -------------------------------------------     ----------  ---

Edward R. Anderson    President and Chief Executive Officer of
                      the Company(4).............................           1993   51
Daniel F. Brown       Executive Vice President, Sales of the
                      Company....................................           1990   52
Donald R. Caldwell    President and Chief Operating Officer
                      of Safeguard Scientifics, Inc., a strategic
                      information systems company,/(2)(5)/.......           1997   51

Michael J. Emmi         Chairman of the Board, President and
                        Chief Executive Officer, Systems &
                        Computer Technology Corporation, a
                        provider of computer software and
                        services(1)(6)...................................       1994  56
Richard F. Ford         Managing General Partner, GM
                        Management Company Limited
                        Partnership and Gateway Associates III,
                        L.P., venture capital management
                        companies(2)(3)(7)...............................       1991  61
Delbert W. Johnson      Vice President, Safeguard Scientifics, Inc.(1)(8)       1995  59
John D. Loewenberg      Managing Partner, JDL Enterprises, a
                        consulting firm(1)(9)............................       1995  57
John C. Maxwell, III    Managing Director, Commercial
                        Electronics, LLC, a venture capital fund(10).....       1997  39
Warren V. Musser        Chairman of the Board and Chief
                        Executive Officer, Safeguard Scientifics,
                        Inc.(2)(3)(11)...................................       1984  71
Edward N. Patrone       Business Consultant(1)(12).......................       1991  63
----------

(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Executive Committee.

(4) Mr. Anderson has served as President and Chief Executive Officer of the Company since January 1994. Mr. Anderson is a director of M/A/R/C and Diamond Technology Partners Incorporated.

(5) Mr. Caldwell served as Executive Vice President of Safeguard Scientifics, Inc. from November 1993 until February 1996, when he was promoted to President and Chief Operating Officer. From 1991 through 1993, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded. Mr. Caldwell is a director of Safeguard Scientifics, Inc., Diamond Technology Partners Incorporated, Integrated Systems Consulting Group, Inc. and Quaker Chemical Company of Philadelphia. Mr. Caldwell also serves on a variety of civic and charitable boards, including The Philadelphia Orchestra and The Pennsylvania Academy of Fine Arts, of which he is Chairman.

(6) Mr. Emmi is a director of National Media Corporation and Systems & Computer Technology Corporation.

(7) Mr. Ford is a director of Stifel Financial Corporation, D&K Healthcare Resources, Inc. and TALX, Inc.

(8) Mr. Johnson has served as a Vice President of Safeguard since 1980. Mr. Johnson served as the President and Chief Executive Officer of Pioneer Metal Finishing from 1978 until October 1994, and as Chairman of the Board and Chief Executive Officer until October 1997. Mr. Johnson is a director of Safeguard Scientifics, Inc., Ault, Inc., US Bancorp and Tennant Company, Inc. Mr. Johnson was the Chairman of the Ninth District Federal Reserve Bank from 1991 to 1993 and was the 1993 Chairman of the Federal Reserve Board Conference of Chairmen.

(9) From May 1995 through March 1996, Mr. Loewenberg served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line
     insurer, from March 1989 to May 1995.   For the first five years, he was
     Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna. Subsequently, he became Senior Vice President of Aetna Health Plans, the managed care operations of Aetna. Mr. Loewenberg is a director of Sanchez Computer Associates, Inc., Diamond Technology Partners Incorporated, DocuCorp International, Inc. and Sherwood International ( United Kingdom company).

(10) From January 1996 to November 1997, Mr. Maxwell served as Vice President of Business Development and Market Research for the Advanced Technology and Corporate Development Group of Compaq Computer Corporation. Prior to joining Compaq, from June 1990 to January 1996, Mr. Maxwell served as Managing Director of Soundview Financial Group.

(11) Mr. Musser is Chairman of the Boards of Safeguard Scientifics, Inc. and Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation, DocuCorp International, Inc., National Media Corporation and Sanchez Computer Associates, Inc., and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors and serves as Vice President/Development, Cradle of Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Partnership on Economic Education.

(12) Mr. Patrone is a director of Primesource Corporation and Bitwise, Inc.

DIRECTORS' COMPENSATION

     Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. For the period January 1, 1997, through March 31, 1997, each director who was not an employee or consultant of the Company, its subsidiaries or Safeguard, received an annual cash retainer of $6,000, payable quarterly in arrears, and $1,200 for each Board meeting attended, payable quarterly in arrears. Beginning April 1, 1997, each director who was not an employee or consultant of the Company, its subsidiaries or Safeguard, received a cash retainer of $1,000, payable monthly, and $750 for each Board or Committee meeting attended. Directors also were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

     In May 1997, Messrs. Loewenberg, Patrone, Ford and Emmi each received an option to purchase 10,000 shares of Common Stock of the Company at an exercise price of $7.625 per share. In October 1997, Mr. Maxwell received an option to purchase 10,000 shares of Common Stock of the Company at an exercise price of $10.00 per share. Each option vests 20% each year commencing on the first anniversary of the grant date and has a term of 10 years.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board held four meetings in 1997. The Company's Board has appointed standing Compensation, Executive and Audit Committees. The Compensation Committee reviews and approves management's recommendations for compensation levels, including incentive compensation for all executive officers, and administers the Company's stock option plans. The Compensation Committee met five times during 1997. The Executive Committee, which met three times during 1997, is authorized to act upon all matters with respect to the management of the business and affairs of the Company, except that its authority to authorize and approve transactions is limited to up to $5 million in the aggregate between meetings of the Board. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. The Audit Committee met four times during 1997. The Company does not have a Nominating Committee or any Committee performing similar functions. All of the directors attended at least 75% of the total number of meetings of the Board and Committees of which they were members during the period in which they served as a director.


                  REPORT OF THE BOARD COMPENSATION COMMITTEE

     The Compensation Committee of the Board (the "Compensation Committee") reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans. Messrs. Ford, Caldwell and Musser currently constitute the Compensation Committee.

EXECUTIVE COMPENSATION POLICIES

     The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

     Base compensation levels and benefits are initially established for new executives on the basis of a combination of factors, including a review of various published industry salary surveys, which include many (but not necessarily all) of the companies included in the Company's peer group in the Stock Performance Graph which follows, and certain subjective factors, including reference to experience and achievements of the individual and the level of responsibility to be assumed in the Company. Any salary increases that are approved by the Compensation Committee are generally awarded at the beginning of each year based on a review of the level of achievement of financial and strategic objectives as defined in the Company's annual strategic plan and individual performance and contributions to the achievement of the Company's objectives. Annual cash bonuses are intended to create an incentive for executives who significantly contribute to and influence the Company's strategic plans and are responsible for the Company's performance. The aims are to focus executives' attention on areas such as profitability and asset management, to encourage teamwork and to tie executive pay to corporate performance goals that are consistent with the long-term goals of stockholders and other investors. Bonuses are awarded based on the achievement of annual financial and/or strategic goals as approved by the Compensation Committee at the beginning of each year, which goals may include a target range of pretax earnings, earnings per share, return on equity, or some other objective measurement that is consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to impact the Company's performance, and actual bonuses are awarded at year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. For fiscal 1997, the Compensation Committee determined that bonuses would be awarded based solely upon a target range of earnings per share.

     Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders and other investors and to encourage executives and key employees to remain in the company's employ. Grants are not made in every year, but are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan and the Company's achievement of its financial and strategic objectives, which may include the goals described above, and developing strategic alliances, identifying and exploiting markets, expanding existing market share and penetration, expanding operating capabilities and improving net operating margins, productivity of sales representatives and return on equity.

COMPANY POLICY ON QUALIFYING COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under Section 162(m), the Compensation Committee's discretion to grant awards must be strictly limited. The Compensation Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under
Section 162(m). Therefore, the Compensation Committee does not currently intend to seek to qualify its incentive compensation plans under Section 162(m) .

CEO COMPENSATION

     Mr. Anderson's base salary for 1997 was increased to $360,000. The increase was based upon a review of the compensation of a relevant peer group and the desire to keep Mr. Anderson's salary at approximately the 40th percentile of this group. Mr. Anderson was awarded a bonus for 1997 equal to approximately 120% of his target bonus. This decision was based on the Company achieving 1997 earnings per share of 120% of target. A grant of options by the Compensation Committee under the Company's 1993 Stock Option Plan was made in 1997 to Mr. Anderson for 300,000 shares.

OTHER EXECUTIVE COMPENSATION

     The Compensation Committee approved executive cash bonuses equal to approximately 120% of the applicable target bonus amounts. These decisions were based on the Company's achieving 1997 earnings per share of 120% of target. Grants of options by the Compensation Committee under the Company's 1993 Stock Option Plan were made in 1997 to Mr. Brown for 300,000 shares, Mr. Barry for 320,000 shares, and Ms. Smith for 50,000 shares.


By the Compensation Committee:


Warren V. Musser    Richard F. Ford    Donald R. Caldwell

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid during the last three fiscal years to the Chief Executive Officer, and each of the other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1997.


                                                    SUMMARY COMPENSATION TABLE
                                                                                                 LONG-TERM
                                                       ANNUAL COMPENSATION                      COMPENSATION
                                                                                                   AWARDS
----------------------------------------------------------------------------------------------------------------------------------
                                                                               OTHER             SECURITIES           ALL OTHER
                                                                              ANNUAL             UNDERLYING         COMPENSATION
NAME AND PRINCIPAL POSITION                                             COMPENSATION           OPTIONS/SARS (#)       ($)/(4)/
                             YEAR     SALARY ($)(1)         BONUS ($)(2)    ($)/(3)/
-----------------------------------------------------------------------------------------------------------------------------------

Edward R. Anderson,          1997             $360,000      $530,122              --                 300,000            $11,875
 President and Chief
 Executive Officer           1996              310,000       360,907              --                      --              2,673

                             1995              310,000       416,020                                      --              3,750

Daniel F. Brown,             1997             $297,800      $401,518              --                 300,000            $13,092
Executive Vice President,
 Sales                       1996              290,000       306,368              --                      --              2,519

                             1995              245,000       298,900              --                 150,000              3,750

William Barry, Executive     1997             $142,500      $156,385                                 320,000            $ 2,375
 Vice President, Chief
 Operating Officer (5)

M. Lazane Smith, Senior      1997             $187,000      $121,444                                  50,000            $ 2,375
 Vice President, Finance
 and Chief Financial
 Officer(5)
------------------------------------------------------------------------------------------------------------------------------------


(1) Includes annual compensation that has been deferred by the named executives pursuant to the Company's 401(k) matched savings plan.

(2) Includes 1997 bonus paid in 1998 and a portion of the deferred bonus from 1995. Approximately 9% of the bonus earned for 1995 was deferred. Of this deferred amount, 50% was paid in February 1997 and 25% will be paid in each of February 1998 and 1999, subject to forfeiture in the event of termination of employment with the Company or its subsidiaries.

(3) Executives enjoy certain perquisites. However, such perquisites did not exceed the lesser of $50,000 or 10% of such executives' salary and bonus.

(4) The amounts stated represent for Mr. Anderson $9,500 for life insurance premiums and $2,375 for matching contributions under the Company's 401(k) matched savings plan; and for Mr. Brown $10,717 for life insurance premiums and $2,375 for matching contributions under the Company's 401(k) matched savings plan. The amounts for Mr. Barry and Ms. Smith represent the matching contributions under the Company's 401(k) matched savings plan.

(5) Mr. Barry has been an executive officer of the Company since August 1997 and Ms. Smith has been an executive officer of the Company since February 1997.

STOCK OPTIONS

     The following tables set forth information with respect to options granted and exercised during fiscal year 1997 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1997.



                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                      POTENTIAL REALIZABLE VALUE
                                      INDIVIDUAL GRANTS                                               AT ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION
                                                                                                      FOR OPTION TERM/(1)/
--------------------------------------------------------------------------------------------------------------------------------
                                                 % OF TOTAL
                                                  OPTIONS/
                                                    SARS
a                                OPTIONS/         GRANTED TO       EXERCISE OR
                                  SARS          EMPLOYEES IN      BASE PRICE     EXPIRATION                 5%($)        10%($)
      NAME                     GRANTED (#)/(2)/  FISCAL YEAR     ($/SH)/(3)/        DATE
--------------------------------------------------------------------------------------------------------------------------------
Edward R. Anderson               300,000            18.8%            $7.625        5/13/07              $1,438,596    $3,645,686
--------------------------------------------------------------------------------------------------------------------------------
Daniel Brown                     300,000            18.8              7.625        5/13/07               1,438,596     3,645,686
--------------------------------------------------------------------------------------------------------------------------------
William Barry                     20,000             1.3              5.500        3/19/07                  69,178       175,312
                                 300,000            18.8              7.625        5/13/07               1,438,596     3,645,686
--------------------------------------------------------------------------------------------------------------------------------
M. Lazane Smith                   50,000             3.1              5.500        3/19/07                 172,946       438,279
--------------------------------------------------------------------------------------------------------------------------------


(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code of 1986, as amended, and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability, or vesting over periods of four or more years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of common stock of the Company or any of its subsidiaries or affiliates.

(2) The options granted to Mr. Barry and Ms. Smith in March 1997 vest 20% each year commencing on January 2, 1998, and the options granted to Messrs. Anderson, Brown and Barry in May 1997 vest 20% each year commencing on the first anniversary of the grant date. All options have a ten-year term. The options continue vesting and remain exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same day sales (i.e. cashless broker's exercises). The Compensation Committee has the authority to modify the terms of outstanding options, including acceleration of the exercise date of outstanding options.

(3) All options have an exercise price at least equal to the fair market value of the shares subject to each option on the date of grant.

                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR END OPTION/SAR VALUES
--------------------------------------------------------------------------------------------------------------------------------


                                                                           NUMBER OF
                                                                           SECURITIES                        Value Of
                                                                           UNDERLYING                       Unexercised
                                                                          UNEXERCISED                      In-the-Money
                                                                          OPTIONS/SARS                    Options/SARs at
                               SHARES                                  AT FISCAL YEAR-END                 Fiscal Year-End
                            ACQUIRED ON           Value                       (#)                             ($)(1)
      NAME                  Exercise (#)        Realized($)       Exercisable Unexercisable         Exercisable Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Edward R. Anderson                   --                 --            620,000       455,000          $3,177,500     $981,875
--------------------------------------------------------------------------------------------------------------------------------
Daniel F. Brown                 357,142         $2,152,817            302,858       390,000           2,113,575      615,000
--------------------------------------------------------------------------------------------------------------------------------
William Barry                    16,000            107,000              4,000       330,000              14,500      288,250
--------------------------------------------------------------------------------------------------------------------------------
M. Lazane Smith                      --                 --             20,000        80,000              78,750      206,750
--------------------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value of the stock at December 31, 1997, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1997, the fair market value was $8.25. This table is presented solely for the purpose of complying with Securities and Exchange Commission rules and does not necessarily reflect the amounts the optionees will actually receive upon any sale of the shares acquired upon the exercise of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENT.

     In 1997, the Company entered into an employment agreement with Edward R. Anderson providing for his employment through October 24, 1999, subject to annual renewals, as an executive officer of the Company at a minimum monthly salary of $30,000. The agreement provides for Mr. Anderson's participation in management bonuses at a target rate of 120% of base salary and an additional lump sum bonus of $175,000 payable on May 15th in 1998 and 1999 and, if the agreement is extended, on May 15, 2000. The Company is required to obtain a renewable term life insurance policy in the amount of $1,000,000 payable to Mr. Anderson's designated beneficiary and a comprehensive long-term disability insurance policy, and to afford him other standard benefits awarded to other senior management. Upon termination of Mr. Anderson's employment by the Company without cause, or if the Company demotes him or reduces his salary or benefits below the level described in his employment agreement, Mr. Anderson will be entitled to receive compensation in an amount equal to the salary that would have been paid for the remainder of the agreement. Mr. Anderson has agreed to refrain from competing with the Company for two years after his voluntary termination of employment, and in the event of his termination for any reason other than due cause, for the same period of time for which he receives compensation pursuant to the terms of his employment agreement. In the event of a change in control, all unvested stock options to purchase shares of the Company or ClientLink, Inc. will be vested within ten days of the change in control, and, if Mr. Anderson voluntarily terminates his employment within six months of such change in control, he will be entitled to receive in a lump sum payment all payments due to him for the remainder of the agreement.

          In 1997, the Company entered into an employment agreement with M. Lazane Smith providing for her employment through October 23, 1999, subject to annual renewals, as an executive officer of the Company at a minimum monthly salary of $16,666. The agreement provides for Ms. Smith's participation in management bonuses at a target rate of 50% of base salary. The Company is required to obtain a renewable term life insurance policy in the amount of $1,000,000 payable to Ms. Smith's designated beneficiary and a comprehensive long-term disability insurance policy, and to afford her other standard benefits awarded to other senior management. Upon termination of Ms. Smith's employment by the Company without cause, or if the Company demotes her or reduces her salary or benefits below the level described in her employment agreement, Ms. Smith will be entitled to receive compensation in an amount equal to the salary that would have been paid for the remainder of the agreement. Ms. Smith has agreed to refrain from competing with the Company for two years after her voluntary termination of employment, and in the event of her termination for any reason other than due cause, for the same period of time for which she receives compensation pursuant to the terms of her employment agreement. In the event of a change in control, all unvested stock options to purchase shares of the Company or ClientLink, Inc. will be vested within ten days of the change in control, and, if Ms. Smith voluntarily terminates her employment within six months of such change in control, she will be entitled to receive in a lump sum payment all payments due to her for the remainder of the agreement.


                            STOCK PERFORMANCE GRAPH

     The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period December 31, 1992 through December 31, 1997, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers. The comparison assumes that $100 was invested on December 31, 1992, in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

                               1992        1993         1994         1995         1996         1997
---------------------------------------------------------------------------------------------------
CompuCom                       100          185          143          434          491          377
---------------------------------------------------------------------------------------------------
NASDAQ                         100          115          112          159          195          240
---------------------------------------------------------------------------------------------------
Peer Group                     100          161          104          135          182          160
---------------------------------------------------------------------------------------------------


                              CERTAIN TRANSACTIONS

     In August 1994, Edward R. Anderson delivered to the Company, in payment of the purchase price for 350,000 shares of common stock of the Company that he acquired upon exercise of stock options, a full recourse, four-year promissory note in the amount of $1,181,250 which was secured by a pledge of the 350,000 shares of the Company. The terms of the note were renegotiated and in February 1997, Mr. Anderson delivered to the Company a new note in the amount of $1,181,250 which extended the payment of the principal to February 15, 1999. Interest on the note accrues at the rate of 6% per annum and is payable annually on January 1. In March 1997, Mr. Anderson delivered $281,250 as a payment against principal, and the Company released 83,333 of the shares that secured the note.

     In June 1997, the Company provided Mr. Brown with a loan of $661,251 evidenced by a promissory note and secured by certain shares of Common Stock of the Company acquired upon exercise of stock options. Interest on the note accrues at the rate of 6.25% per annum and is payable annually on June 17th. Principal plus accrued interest on the note is due June 17, 2000.

     The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services for an annual fee equal to 1/4 of 1% of the Company's net sales, up to a maximum annual fee of $600,000, and the reimbursement of certain out-of-pocket expenses incurred by Safeguard in performing services under the agreement. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services that are contracted out. The agreement is subject to termination by the Company or Safeguard upon notice no later than 90 days prior to the end of any fiscal year. The Company expensed $600,000 during 1997 for these services.


            II.  PROPOSAL TO ADOPT AN EMPLOYEE STOCK PURCHASE PLAN

     THE BOARD BELIEVES THAT THE FOLLOWING PROPOSAL TO ADOPT AN EMPLOYEE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

     The company's stockholders are being asked to approve the adoption of the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was approved by the Board of Directors on February 19, 1998, with a total of 1,000,000 shares reserved for issuance thereunder. The purpose of the Purchase Plan is to provide employees of the Company and its majority owned subsidiaries that adopt the Purchase Plan with an opportunity to purchase Common Stock from the Company through payroll deductions and to provide the Company with the ability to attract, retain, and motivate the best people available for the successful conduct of its business. The essential features of the Purchase Plan are outlined below. The description that follows, however, is only a summary and is qualified in its entirety by reference to the full text of the Purchase Plan, which is attached as Appendix A to this Proxy Statement.

OFFERING PERIOD

     Offerings under the Purchase Plan have a duration of six months. The first offering will begin on July 1, 1998, and end on December 31, 1998. A new offering period shall begin on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year, starting with January 1, 1999, and ending at the end of such six month period, unless changed by the committee appointed by the Board of Directors that administers the Purchase Plan (the "Committee").

GRANT AND EXERCISE OF OPTION

     On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on the last day of the offering period (the "Exercise Date") up to a number of shares of the Common Stock determined by dividing 10% of the participant's Compensation (as defined in the "Payroll Deduction" section, infra) by the exercise price, which shall not be less than the lower of (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date. Compensation in excess of $75,000 per offering period will be disregarded. The exercise price shall be determined by the Committee. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any majority owned subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee has withdrawn from the offering period, his or her option for the purchase of shares will be exercised automatically on the Exercise Date at the applicable price.

SHARES AVAILABLE UNDER THE PURCHASE PLAN

     The total number of shares of Common Stock that are issuable under the Purchase Plan is 1,000,000 shares.

ELIGIBILITY AND PARTICIPATION

     Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company is eligible to participate in offerings under the Purchase Plan. Employees of subsidiaries that adopt the Purchase Plan with Company approval will be eligible on the same basis. Employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the Enrollment Date.

     No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

PURCHASE PRICE

     The Committee will set the price at which shares are sold under the Purchase Plan which will not be less than 85% of the fair market value per share of Common Stock at either the Enrollment Date or at the Exercise Date, whichever is lower.

PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. "Compensation" for purposes of the Purchase Plan is the base pay or regular straight-time earnings plus commissions, and overtime, but excluding any imputed benefits or pay, bonuses, relocation expense, expense reimbursements, or other similar items. Compensation in excess of $75,000 per offering period will be disregarded.

     All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose pending the purchase of shares.

ADMINISTRATION

     The Purchase Plan is administered by the Committee which shall have all powers with respect to the Purchase Plan, except for amending or terminating the Purchase Plan.

WITHDRAWAL FROM THE PLAN

     A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

     A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

     Termination of a participant's employment for any reason, including retirement, death, or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant or, in the case of death, to the person or persons entitled thereto, without interest.

CAPITAL CHANGES

     In the event of changes in the Common Stock of the Company due to a stock split or other changes in capitalization, or in the event of any merger, sale, reclassification, or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.

NONASSIGNABILITY

     No rights or accumulated payroll deductions of a participant under the Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Committee as an election to withdraw from the Purchase Plan.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors of the Company may at any time amend or terminate the Purchase Plan; however, such termination cannot affect options previously granted nor may any amendment make any change in an existing option that adversely affects the rights of any participant, except as necessary to comply with tax or securities laws. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3, or any successor rule.

TAX INFORMATION

     The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Section 423 of the Internal Revenue Code (the "Code"), which incorporates by reference the tax treatment provisions of Section 421 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant generally will be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two (2) years after the Enrollment Date and one (1) year from the Exercise Date, the amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price (which purchase price will be computed as of the Enrollment Date), and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

REQUIRED VOTE

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at the meeting in person or by proxy is necessary to approve the adoption of the Purchase Plan. Proxies will be voted for or against such approval in accordance with the specifications marked thereon and, if no specification is made, will be in favor of such approval.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Since 1987, the Company has retained KPMG Peat Marwick LLP as its independent public accountants, and it intends to retain KPMG Peat Marwick LLP for the current year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity at the meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1997 to December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for three transactions reported late by Mr. Caldwell and one transaction reported late by Mr. Maxwell.


                                 OTHER MATTERS

     The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

     The Company's Annual Report for 1997, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated: April 7, 1998

                                   APPENDIX A

                             COMPUCOM SYSTEMS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


THE FOLLOWING CONSTITUTE THE PROVISIONS OF THE EMPLOYEE STOCK PURCHASE PLAN OF COMPUCOM SYSTEMS, INC.

     1.   PURPOSE.  The purpose of the Plan is to provide Employees of the
          -------
Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code (as defined below). The provisions of the Plan shall be construed accordingly, so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

     2.   DEFINITIONS.
          -----------

          (a) "Act" shall mean the Securities Exchange Act of 1934, as amended.
               ---

          (b) "Board" shall mean the Board of Directors of the Company.
               -----

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (d) "Common Stock" shall mean the common stock, $.01 par value per
               ------------
     share, of the Company.

          (e) "Committee" shall mean the committee appointed pursuant to
               ---------
     PARAGRAPH 11.

          (f) "Company" shall mean CompuCom Systems, Inc., a Delaware
               -------
     corporation, or any successor which adopts this Plan.

          (g) "Compensation" shall mean the base pay or regular straight-time
               ------------
     earnings plus commissions, and overtime, but excluding any imputed benefits or pay, bonuses, relocation expense, expense reimbursements, or other similar items. Compensation in excess of $75,000 per offering period will be disregarded.

          (h) "Continuous Status as an Employee" shall mean the absence of any
               --------------------------------
     interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence that meets the requirements of PARAGRAPH 9(b).

          (i) "Designated Subsidiary" shall mean any Subsidiary that has adopted
               ---------------------
     the Plan in accordance with PARAGRAPH 29.

          (j) "Eligible Employee" shall have the meaning defined in PARAGRAPH
               -----------------
     3(a).

          (k) "Employee" shall mean any person, including an officer, who is
               --------
     customarily employed for at least 20 hours per week and for more than five months in the calendar year by an Employer and whose wages are subject to withholding for purposes of federal income taxes.

          (l) "Employer" shall mean the Company and each of its Designated
               --------
     Subsidiaries.

          (m) "Enrollment Date" shall mean the first day of each Offering
               ---------------
     Period.

          (n) "Exercise Date" shall mean the last day of each Offering Period.
               -------------

          (o) "Exercise Price" shall have the meaning as defined in PARAGRAPH
               --------------
     6(b).

          (p) "Offering Period" shall mean that period to be determined by the
               ---------------
     Committee beginning on the date Eligible Employees are offered the opportunity to purchase Shares hereunder. The first Offering Period shall begin on July 1, 1998, and shall end on December 31, 1998. Until changed by the Committee in its sole and absolute discretion, a new Offering Period shall begin on the first day of each six calendar month period beginning on each January 1 and July 1 of a calendar year, starting with January 1, 1999, and shall end on the end of such six month period.

          (q) "Participant" shall mean an Eligible Employee who has elected to
               -----------
     participate herein by authorizing payroll deductions pursuant to PARAGRAPH
     4.

          (r) "Payroll Deduction Account" shall mean the separate account
               -------------------------
     maintained hereunder to record the amount of a Participant's Compensation that has been withheld pursuant to PARAGRAPH 5.

          (s) "Plan" shall mean the CompuCom Systems, Inc. Employee Stock
               ----
     Purchase Plan.

          (t) "Share" shall mean a share of Common Stock.
               -----

          (u) "Subscription Agreement" shall have the meaning as defined in
               ----------------------
     PARAGRAPH 4(a).

          (v) "Subsidiary" shall mean a corporation, domestic or foreign, of
               ----------
     which at the time of the granting of the option pursuant to PARAGRAPH 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3.   ELIGIBILITY.
          -----------

          (a) General Rule.  Any Employee on an Enrollment Date shall be
              ------------
     eligible to participate as an "Eligible Employee" during the Offering Period beginning on such Enrollment Date, subject to the requirements of PARAGRAPH 4(a) and the limitations imposed by Section 423(b) of the Code.

          (b) Exceptions.  Any provisions of the Plan to the contrary
              ----------
     notwithstanding, no Employee shall be an Eligible Employee if:

               (i) Immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to
          Section 424(d) of the Code) would own stock (including for purposes of this PARAGRAPH 3(b) any stock he or she holds outstanding options to purchase) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary computed in accordance with Section 423(b)(3) of the Code; or

               (ii) Such option would permit such Employee's right to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, in accordance with the provisions of Section 423(b)(8) of the Code.

     4.   PARTICIPATION.
          -------------

          (a) An Eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions, in a form substantially similar to EXHIBIT A attached to this Plan ("Subscription Agreement"), and filing it with the Company's Human Resources Department prior to the applicable Enrollment Date, unless a later time for filing the Subscription Agreement is set by the Committee for all Eligible Employees with respect to a given Offering Period.

          (b) Payroll deductions for a Participant shall commence with the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in PARAGRAPH 9.

          (c) An Eligible Employee may waive his or her right to participate for any Offering Period by declining to authorize a payroll deduction. Such declination shall result in the Employee's waiver of participation for only the Offering Period to which it relates and shall be irrevocable with respect to such Offering Period. Except as otherwise provided in this PARAGRAPH, an Employee's waiver of participation for a specified Offering Period shall not, in and of itself, adversely impact the right of such Employee to participate in the Plan during any subsequent Offering Periods.

     5.   PAYROLL DEDUCTIONS.
          ------------------

          (a) At the time a Participant files his or her Subscription Agreement, such Participant shall elect to have payroll deductions (in whole percentage increments) made on each pay date during the Offering Period in an amount of not less than 1% nor more than 10% of the Compensation which he or she receives on each pay date during the Offering Period.

          (b) All payroll deductions made by a Participant shall be credited to his or her Payroll Deduction Account under the Plan. No interest shall accrue on the payroll deductions in a Participant's Payroll Deduction Account in the Plan.

          (c) No changes in the rate of payroll deductions other than a withdrawal pursuant to PARAGRAPH 9 are permitted.

     6.   GRANT OF OPTION.
          ---------------

          (a) On the Enrollment Date of each Offering Period during the term of the Plan each Participant in such Offering Period shall be granted an option to purchase up to a number of Shares determined by dividing ten percent (10%) of the Participant's Compensation by the Exercise Price; provided, however, that the number of shares subject to such option shall be reduced, if necessary, to a number of shares which would not exceed the limitations described in PARAGRAPH 3(b) or PARAGRAPH 10(a) hereof. The fair market value of a Share shall be determined as provided in PARAGRAPH 6(b).

          (b) The "Exercise Price" per Share offered in a given Offering Period shall be determined by the Committee, but shall not be less than the lower of: (i) 85% of the fair market value of a Share on the Enrollment Date, or
     (ii) 85% of the fair market value of a Share on the Exercise Date. The fair market value of a Share on a given date shall be the closing price of such Share as reported by the National Association of Securities Dealers, Incorporated Automated Quotations, Incorporated ("Nasdaq") National Market System or reported on such other national exchange as it may, from time to time, be reported on, on such date (or if there shall be no trading on such date, then on the first previous date on which there is such trading), unless the Shares cease to be traded on a national exchange. If the Shares cease to be traded on a national exchange, fair market value shall be determined by the Committee in its discretion consistent with Section 423 of the Code or the regulations thereunder.

          (c) All grants made hereunder shall be deemed to have been made on the applicable Enrollment Date.

     7.   EXERCISE OF OPTION.  The Participant's option for the purchase of
          ------------------
Shares will be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of shares subject to such option will be purchased for such Participant at the applicable Exercise Price with the payroll deductions accumulated in his or her Payroll Deduction Account, unless prior to such Exercise Date the Participant has withdrawn from the Offering Period as provided in PARAGRAPH 9. During a Participant's lifetime a Participant's option to purchase shares hereunder is exercisable only by such Participant.

     8.   DELIVERY.  As soon as practicable after the Exercise Date, the
          --------
Committee shall arrange the delivery to each Participant, or to his or her account at a brokerage firm, of a certificate representing the shares purchased upon exercise of his or her option.

     9.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.
          -------------------------------------

          (a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her Payroll Deduction Account and not yet used toward the exercise of his or her option under the Plan at any time by giving written notice to the Committee on a form substantially similar to EXHIBIT B attached to this Plan. All of the Participant's payroll deductions credited to his or her Payroll Deduction Account that have not yet been used to purchase Shares will be paid to such Participant as soon as practicable after receipt of his or her notice of withdrawal. A withdrawal of a Participant's Payroll Deduction Account shall terminate the Participant's participation for the Offering Period in which the withdrawal occurs. No further payroll deductions or the purchase of shares will be made during the Offering Period.

          (b) Upon termination of the Participant's Continuous Status as an Employee of the Company for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her Payroll Deduction Account will be returned to such Participant and his or her option will be canceled; provided, however, a Participant who goes on a leave of absence shall be permitted to remain in the Plan with respect to an Offering Period which commenced prior to the beginning of such leave of absence. If such Participant is not guaranteed reemployment by contract or statute and the leave of absence exceeds 90 days, such Participant shall be deemed to have terminated employment on the 91st day of such leave of absence. Payroll deductions for a Participant who has been on a leave of absence will resume upon return to work at the same rate as in effect prior to such leave unless the leave of absence begins in one Offering Period and ends in a subsequent Offering Period, in which case the Participant shall not be permitted to re-enter the Plan until a new Subscription Agreement is filed with respect to an Offering Period which commences after such Participant has returned to work from the leave of absence.

          (c) A Participant's withdrawal from one Offering Period will not have any effect upon his or her eligibility to participate in a different Offering Period or in any similar plan which may hereafter be adopted by the Company.

     10.  SHARES.
          ------

          (a) The maximum number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares, subject to adjustment upon changes in capitalization of the Company as provided in PARAGRAPH 16. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Employer may be made subject to purchase under the Plan, in the sole and absolute discretion of the Committee. Further, if for any reason any purchase of any Shares under the Plan is not consummated, Shares subject to such purchase agreement may be subjected to a new Subscription Agreement under the Plan. If, on the Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the Shares which each Employee shall be allowed to purchase. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue Shares hereunder if, in the opinion of counsel for the Company, such issuance would constitute a violation of Federal or state securities laws.

          (b) The Participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised and the Shares have been issued or transferred to the Participant.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the prior written request of the Participant, in the names of the Participant and his or her spouse.

     11.  ADMINISTRATION.  The Plan shall be administered by a Committee
          --------------
appointed by the Board. Such Committee shall have all powers with respect to the Plan, except for amending or terminating the Plan as set forth in PARAGRAPH 17 hereof.

          (a) Each member of the Committee shall serve until his or her successor is appointed. Any member of the Committee may be removed at any time by the Board, with or without cause, which shall have the power to fill any vacancy which may occur. A Committee member may resign by giving 30 days written notice to the Company.

          (b) The members of the Committee shall serve without compensation for services as such, but the Company shall pay all expenses of the Committee.

          (c) The Committee shall have the following powers and duties:

               (1) To direct the administration of the Plan in accordance with the provisions herein set forth;

               (2) To adopt rules of procedure and regulations necessary for the administration of the Plan provided the rules are not inconsistent with the terms of the Plan;

               (3) To determine all questions with regard to rights of Employees and Participants under the Plan, including, but not limited to, the eligibility of an Employee to participate in the Plan;

               (4) To enforce the terms of the Plan and the rules and regulations it adopts;

               (5) To direct the distribution of the Shares purchased hereunder;

               (6) To furnish the Employer with information which the Employer may require for tax or other purposes;

               (7) To engage the service of counsel (who may, if appropriate, be counsel for an Employer) and agents whom it may deem advisable to assist it with the performance of its duties;

               (8) To prescribe procedures to be followed by Participants in electing to participate herein;

               (9) To receive from each Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

               (10) To maintain, or cause to be maintained, separate accounts in the name of each Participant to reflect the Participant's Payroll Deduction Account under the Plan; and

               (11) To interpret and construe the Plan.

     12.  DESIGNATION OF BENEFICIARY.
          --------------------------

          (a) A Participant may file a written designation of a beneficiary (as indicated in the Subscription Agreement or otherwise) who is to receive any Shares under the Plan in the event of such Participant's death subsequent to the Exercise Date on which an option is exercised but prior to the issuance of such shares. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Payroll Deduction Account under the Plan in the event of such Participant's death prior to the Exercise Date of the option.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan, the Committee shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company or Committee), the Committee, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

          13.  TRANSFERABILITY.  Neither payroll deductions credited to
               ---------------
Participant's Payroll Deduction Account nor any rights with regard to the exercise of an option to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in PARAGRAPH 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds in accordance with PARAGRAPH 9.

     14.  USE OF FUNDS.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     15.  REPORTS.  Individual Payroll Deduction Accounts will be maintained for
          -------
each Participant in the Plan. Statements of Payroll Deduction Account will be given to Participants as soon as practicable following an Exercise Date, such statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     16.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. If an option under this
          ------------------------------------------
Plan is exercised subsequent to any stock split, spinoff, recapitalization, reorganization, reclassification, merger, consolidation, exchange of shares, or the like occurring after such option was granted, as a result of which shares of any class of stock shall be issued in respect of the outstanding shares, or shares shall be changed into a different number of the same or another class or classes, the number of Shares to which such option shall be applicable and the option price for such Shares shall be appropriately adjusted by the Company.
Any such adjustment, however, in the Shares shall be made without change in the total price applicable to the portion of the Shares purchased hereunder which has not been fully paid for, but with a corresponding adjustment, if appropriate, in the price for the Shares.

     In the event of the proposed dissolution or liquidation of the Company or upon a proposed reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a proposed sale of substantially all of the property or stock of the Company to another corporation, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the holder of each option then outstanding under the Plan will thereafter be entitled to receive, upon the exercise of such option, as nearly as reasonably may be determined, the cash, securities, and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction for each Share to which such option shall be exercised. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this PARAGRAPH shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities, and/or property as to which such holder of such option might thereafter be entitled to receive.

     17.  AMENDMENT OR TERMINATION.  The Board may at any time and for any
          ------------------------
reason terminate or amend the Plan. Except as specifically provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interest of the Company and its stockholders. Except as specifically provided in the Plan or as required to obtain a favorable ruling from the Internal Revenue Service or to comply with tax or securities law, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 under the Act or
Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such manner and to such a degree as required.

     18.  NOTICES.  All notices or other communications by a Participant to the
          -------
Company or Committee under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.

     19.  STOCKHOLDER APPROVAL.  Commencement of the Plan shall be subject to
          --------------------
approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted. Notwithstanding any provision to the contrary, failure to obtain such stockholder approval shall void the Plan, any options granted under the Plan, any Share purchased pursuant to the Plan, and all rights of all Participants.

     20.  CONDITIONS UPON ISSUANCE OF SHARES.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute, such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     21.  TERM OF PLAN.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the stockholders of the Company as described in PARAGRAPH 19. It shall continue in effect for a term of ten years unless sooner terminated under PARAGRAPH 17.

     22.  NO RIGHTS IMPLIED.  Nothing contained in this Plan or any modification
          -----------------
or amendment to the Plan or in the creation of any Payroll Deduction Account, or the execution of any participation election form, or the issuance of any Shares, shall give any Employee or Participant any right to continue employment, any legal or equitable right against the Employer or Company or any officer, director, or Employee of an Employer or Company, except as expressly provided by the Plan.

     23.  SEVERABILITY.  In the event any provision of the Plan shall be held to
          ------------
be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

     24.  WAIVER OF NOTICE.  Any person entitled to notice under the Plan may
          ----------------
waive the notice.

     25.  SUCCESSORS AND ASSIGNS.  The Plan shall be binding upon all persons
          ----------------------
entitled to purchase Shares under the Plan, their respective heirs, legatees, and legal representatives, and upon the Employer, its successors and assigns.

     26.  HEADINGS.  The titles and headings of the Paragraphs are included for
          --------
convenience of reference only and are not to be considered in construction of the provisions hereof.

     27.  GOVERNING LAW.  All questions arising with respect to the provisions
          -------------
of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by Federal statute. The obligation of the Employer to sell and deliver Shares under the Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Shares.

     28.  NO LIABILITY FOR GOOD FAITH DETERMINATIONS.  Neither the members of
          ------------------------------------------
the Board nor any member of the Committee (nor their delegates) shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any right to purchase Shares granted under it, and members of the Board and the Committee (and their delegatees) shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

     29.  PARTICIPATING EMPLOYERS.  This Plan shall constitute the employee
          -----------------------
stock purchase plan of the Company and each Designated Subsidiary. A Designated Subsidiary may adopt and participate in this Plan beginning as of the next Enrollment Date, provided the Board has consented to such Designated Subsidiary's participation. A Designated Subsidiary may withdraw from the Plan as of any Enrollment Date by giving written notice to the Board, and such notice must be received by the Board at least 30 days prior to such Enrollment Date.

     30.  NO GUARANTEE OF INTERESTS OR TAX TREATMENT.  Neither the Committee nor
          ------------------------------------------
the Company guarantees the Common Stock from loss or depreciation. Neither the Committee nor the Company guarantees favorable tax treatment for the purchase of Shares hereunder.

     31.  PAYMENT OF EXPENSES.  All expenses incident to the administration,
          -------------------
termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company.


     IN WITNESS WHEREOF, this Employee Stock Purchase Plan has been executed effective this _______ day of ___________________________, 1998.


                              COMPUCOM SYSTEMS, INC.


ATTEST:                       By:__________________________________
                                 Its_______________________________
_______________________________
Secretary

                                   EXHIBIT A
                                   ---------

                             COMPUCOM SYSTEMS, INC.
                             ----------------------
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                             SUBSCRIPTION AGREEMENT
                             ----------------------

     I, ____________________________________, have read the attached prospectus explanation of the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Plan"). I have decided to participate. I wish to purchase that number of shares of CompuCom Systems, Inc. Common Stock, $.01 par value (the "Shares") that can be purchased with ______% of my compensation/1/ (select the percentage of your compensation from 1 to 10, in increments of 1, that you elect to contribute).

     In order to pay for the Shares that I have elected to purchase, I hereby authorize my Employer to deduct the percentage of my Compensation that I specified above from my pay each pay period while this election is in effect.

     I understand that said payroll deductions shall be accumulated for the purchase of the Shares at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, Shares will be purchased for me automatically on the Exercise Date of the Offering Period unless I otherwise withdraw from the Offering Period or the Plan.

     I have received a copy of the CompuCom Systems, Inc.'s most recent prospectus that describes the Plan and a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

     I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

     BENEFICIARY DESIGNATION.  In the event of my death, I hereby designate the
     -----------------------
following as my beneficiary to receive all payments and Shares due me and not yet paid or issued under the Plan, pursuant to PARAGRAPH 12 of the Plan:

____________________________________
____________________________________

Name and Address of Participant:
____________________________________
____________________________________

Signature:
____________________________________  Date:___________________________________


/1/Please refer to the Plan document for definitions of capitalized words that are not defined in this Subscription Agreement.

                                   EXHIBIT B
                                   ---------

                             COMPUCOM SYSTEMS, INC.
                             ----------------------
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                              NOTICE OF WITHDRAWAL
                              --------------------


The undersigned Participant/2/ in the Offering Period of the CompuCom Systems, Inc. Employee Stock Purchase Plan (the "Plan") which began on
___________________________, 19   (the "Enrollment Date") hereby notifies the
Committee that effective on the later of _______________, 19____ (the "Withdrawal Date") or the date this form is received by the Committee, he or she withdraws from the Offering Period.

The undersigned hereby directs CompuCom Systems, Inc. (the "Company") to pay to the undersigned as promptly as possible following the Withdrawal Date all the payroll deductions credited to his or her Payroll Deduction Account with respect to such Offering Period. The undersigned understands and agrees that upon withdrawing from the Offering Period no further payroll deductions will be made for the purchase of shares in such Offering Period.

Name and Address of Participant:

______________________________________________
______________________________________________
______________________________________________

Signature:

______________________________________________
Date:


/2/Please refer to the Plan document for definitions of capitalized words that are not defined in this Notice of Withdrawal

P R O X Y
                            COMPUCOM SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Edward R. Anderson and M. Lazane Smith, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1998 Annual Meeting of Stockholders of CompuCom Systems, Inc. to be held on May 14, 1998, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR AN EMPLOYEE STOCK PURCHASE PLAN AND AS THE PROXIES MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

         PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
               AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                             FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                         Your Proxy vote is important,
                  regardless of the number of shares you own.

 Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.

                                 COMPUCOM LOGO

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


[ X ] Please mark
      your votes
      as indicated
      in this example


TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.


1. ELECTION OF DIRECTORS                   WITHELD
 Nominees:                           FOR   FOR ALL
 Edward R. Anderson                  [  ]   [  ]
 Delbert W. Johnson
 Daniel F. Brown
 John D. Loewenberg
 Donald R. Caldwell
 John C. Maxwell, III
 Michael J. Emmi
 Warren V. Musser
 Richard F. Ford
 Edward N. Patrone

                                     FOR   WITHELD   ABSTAIN
 2. EMPLOYEE STOCK PURCHASE PLAN     [  ]    [  ]      [  ]



SIGNATURE(S) _______________________________    DATE: _________________________
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE